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                                                                      Exhibit 21

                           PARENTS AND SUBSIDIARIES

     The voting securities of the subsidiaries below are in each case owned by Forest City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary's voting securities are owned by the next preceding subsidiary whose name is not so indented. All subsidiaries of the parent, except those which are 50%-owned, are included in the consolidated financial statements of the Registrant.

                                                              PERCENTAGE
                                                                  OF
                                                                VOTING
                                                              SECURITIES
                                                               OWNED BY
                                                              IMMEDIATE         STATE OF
                   NAME OF SUBSIDIARY                           PARENT        INCORPORATION
---------------------------------------------------------    ------------     -------------
Forest City Rental Properties Corporation                        100          Ohio
     Bear Valley II, Inc.                                        100          Ohio
     Center Courtland, Inc.                                      100          Ohio
     F.C. Canton Centre, Inc.                                    100          Ohio
     F.C. Irvine, Inc.                                           100          California
     F.C. Park Labrea Towers, Inc.                               100          Ohio
          Tower City Retail, Inc.                                100          Ohio
     FL -- Pembroke, Inc.                                        100          Florida
     Forest City 64 Sidney Street, Inc.                          100          Ohio
     Forest City B.U.G. Building, Inc.                           100          New York
     Forest City Central Station, Inc.                           100          Ohio
     Forest City Commercial Construction, Inc.                   100          Ohio
     Forest City East Coast, Inc.                                100          New York
     Forest City Finance Corporation                             100          Ohio
     Forest City Galaxy, Inc.                                    100          Nevada
     Forest City Commercial Management, Inc.                     100          Ohio
     Forest City Peripheral Land, Inc.                           100          Delaware
     Forest City Rental Properties Corporation of Nevada,
       Inc.                                                      100          Nevada
     Forest City Robinson Mall, Inc.                             100          Delaware
          Robinson Mall, Inc.                                    100          Pennsylvania
     Forest City San Jose, Inc.                                  100          California
     Forest City S.I.A.C. Building, Inc.                         100          New York
     Forest City Southpark Two, Inc.                             100          California
     Terminal Investments, Inc.                                  100          Ohio
     Tower City Land Corporation                                 100          Ohio
     Forest City Residential Group, Inc.                         100          Ohio
          Forest City Residential, Inc.                          100          Ohio
          Forest City Residential Management Inc.                100          Ohio
     Forest City Equity Services Inc.                            100          Ohio
          Forest City Capital Corporation                        100          Ohio
          Forest City Franklin Town Corp.                        100          Ohio
          Forest City Residential West, Inc.                     100          California
Forest City Trading Group, Inc.                                  100          Oregon
Sunrise Development Company                                      100          Ohio
     Sunrise Land Company                                        100          Ohio
          FC -- Granite, Inc.                                    100          Ohio

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     Omitted are certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as of January 31, 1997.

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